PROSPECTUS
AT PLAY VACATIONS, INC.
7,000,000 Shares of Common Stock
$0.02 per share

Date of Prospectus: September 17, 2014

Prior to this Offering, no public market has existed for the common stock of At Play Vacations, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 7,000,000 shares of our common stock for sale by selling shareholders.  No shares are being registered for sale by the Company.    There is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this Offering, or until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or in privately negotiated transactions.  We will not receive any proceeds from the sale of the 7,000,000 shares sold by the selling shareholders.  Selling shareholders will receive proceeds of $0.02 per share sold.  If all shares being offered by the selling shareholders are sold, selling shareholders will receive net proceeds of $140,000.  The Company will not receive funds from the sale of shares being offered by selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

At Play Vacations, Inc. is a development stage company and currently has limited business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for At Play Vacations, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "At Play", "APV", 'At Play Vacations" and "Company" are to At Play Vacations, Inc. and our wholly owned subsidiary Quality Resort Hotels, Inc..

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

At Play Vacations, Inc. was incorporated in the State of Nevada on August 7, 2013, and our fiscal year end is September 30.
At Play Vacations, Inc. markets, through its wholly-owned subsidiary Quality Resort Hotels, Inc. ("QRH"), discount vacation packages to sought-after resort destinations throughout North America. The Company will be relying on its officers and directors to provide these services and will only rely on outside consultants as needed.

The Company's websites are currently www.atplayvacations.com and www.qualityresorthotels.com.

We are a development stage company, and have commenced business operations and generated revenues from inception to June 30, 2014, of $44,376.  We have been issued a "substantial doubt" going concern opinion from our auditors, and the majority of our assets are our cash and accounts receivable at June 30, 2014, consisting of approximately $18,305 and $3,638, respectively.

At Play Vacations' business and corporate address is 2149 Rio De Janeiro Avenue, Punta Gorda, FL 33983.  Our telephone number is 941-916-1440 and our registered agent for service of process is Corporate Direct, 2248 Meridian Boulevard Ste H, Minden, Nevada, 89423.  Our fiscal year end is September 30.
We received our initial funding of $10,000 through the sale of 10,000,000 shares of common stock to our officers and directors.  Michael Hay and Jake Martin each purchased 5,000,000 shares of our common stock at $0.001 on August 7, 2013, for $5,000.  Our financial statements from inception (August 7, 2013) through the period ended June 30, 2014 report revenues of $44,376 and a net loss of $65,395.  Our independent auditors have issued an audit opinion for At Play Vacations, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our officers and directors have other outside business activities, will not be taking a salary during the development of our businesses, and, as such, they will be devoting between 20-75% of their time, or 8-30 hours per week each to our operations.  We feel that the time provided by management is sufficient to develop the business as we will also use outside sales and website development contractors when needed.  Much of this time will be devoted to management of sales, solidifying industry contacts, and overseeing outside contractors.  We do not currently have any contracts or agreements in place with any outside sales or development contractors.

We believe it is advantageous to go public at this time, due to the potential to raise additional funds in the capital markets.  As a public company we would have access to more financing options, as investors generally have greater liquidity to exit their investment.  However, there are significant disadvantages to going public, including the possibility that liquidity in our market will not occur, there is no guarantee that we will be able to secure financing at rates favorable to us, and increased costs to be a public company.  We anticipate this offering will cost $15,000 and we will incur $20,000 in professional fees to remain public in the next 12-months.

As of June 30, 2014, we had $18,305 of cash on hand. Our current monthly burn rate is approximately $3,000 per month.

At present, we only have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds, like a second public offering, a private placement of securities or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or other alternative sources such as debt financing, we may be unable to continue to maintain, develop or expand our operations.  We estimate that we will require $38,000 in additional funds over the next 12, for completion of our website, marketing costs, and for the costs of being a public company.   We will not receive any proceeds from this Offering and we have no current plans for financing.

Our business involves targeting timeshares candidates who may book a resort package that is partly subsidized by real estate developers in exchange for their willingness to attend.

This is our initial public offering.  We are registering a total of 7,000,000 shares of our common stock, for sale by the selling shareholders. The selling shareholders will sell their shares at a price per share of $0.02 until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from the sale of any of the 7,000,000 shares offered by the selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

Implications of Being an Emerging Growth Company
We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We could remain an "emerging growth company" for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled "As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements."

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	7,000,000 shares of common stock: which are being offered by the selling shareholders. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

Price per share	The selling shareholders will sell their shares at a fixed price per share of $0.02 for the duration of this Offering, or until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued and	17,000,000 shares of common stock are issued and outstanding.
Outstanding

Offering Proceeds	We will not be receiving proceeds from the offering.

Registration costs	We estimate our total offering registration costs to be $15,000. If we experience a shortage of funds prior to funding, our directors have verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  Our two executive officers and directors will own 58.8% of our common stock.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With At Play Vacations, Inc.:

Our independent auditors have issued an audit opinion for At Play Vacations which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have minimal profits which we expect to continue into the future.  There is no assurance our future operations will result in continued profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on August 7, 2013, and we have not fully developed our proposed business operations and only realized revenues of $44,376.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to June 30, 2014, was $65,395 of which approximately $15,000 is for professional fees in connection with this Offering.  Our ability to maintain profitability and positive cash flow is dependent upon:

•	Our ability to attract new customers who will buy our services,
•	Our ability to generate sufficient revenue through the sale of our services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have minimal clients or customers and even if we obtain more clients or customers, there is no assurance that we will make a profit.

We have minimal clients or customers.  If we are unable to attract enough customers/clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

We are dependent on one client for the majority of our vacation properties.

At Play Vacations is currently dependent on one major resort developer, Intrawest Resort Ownership U.S. Corporation ("Intrawest", Intrawest Resorts"), a leading North American developer that has resorts in multiple locations. This leaves the company vulnerable to adverse decision making that could be outside of its control.

We May be Required to Absorb Losses if Interwest Does not Release Room Subsidies

If a guest that we book does not attend the presentation or is not qualified, Interwest will not release the room subsidy and the Company would subsequently have to absorb the loss incurred.  Although at the time of booking the guest signs a digital waiver guaranteeing their qualifications, the Company would have to charge the guest back the difference.  If the Company is not able to charge the guest back the difference, or if we are unable to otherwise collect that amount from the guest, we will have to absorb the loss.  To the extent we have to absorb a number of losses because of non-payment, it will adversely affect our ability to continue our operations.

Some of our competitors have significantly greater financial and marketing resources than do we.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Because most of our competitors are not publicly reporting companies, their operating expenses are considerably lower.

Most of the companies with which we will be competing are not public companies.  At Play's responsibility to file reports with the SEC upon effectiveness of this registration statement means our basic operating expenses are much higher than those of our competitors.  The added expense of being a public reporting company will make it more difficult for us to compete.

Because Messrs. Michael Hay and Jake Martin (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-75% of their time, or 8-30 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Messrs. Hay and Martin.  Messrs. Hay and Martin will devote up to 75%, or up to 30 hours per week.  Messrs. Hay and Martin are both marketers that can complement our business, however, these outside interests may deter from the development of At Play Vacations.  Mr. Martin is a Search Engine Optimization (SEO) consultant and Mr. Hay is a marketing consultant who advises non-vacation industry clients. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run At Play Vacations, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholders have significant influence over the Company.

As of June 30, 2014, Michael Hay, the Company's Chief Executive Officer and Jake Martin, the Company's Secretary, combined owns 58.8% of the outstanding common stock.  As a result, Messrs. Hay and Martin possess significant influence over our affairs.  Their stock ownership and relationships with members of our board of directors, of which Messrs. Hay and Martin are the only two, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Two investors hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

Two investors, our President and Secretary, own a controlling interest in our outstanding common stock on a primary basis.  As a result, they have the ability to control all matters submitted to the stockholders of the Company for approval (including the election and removal of directors).  A significant change to the composition of our Board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as Messrs. Hay and Martin retain a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger Board of Directors that would include some independent members, if ever, there will be limited oversight of our President's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

While they are reimbursed for out-of-pocket expenses, our current officers and directors are not taking a salary, however, they have receivd $6,000 in management fees as of June 30, 2014, for costs related to the development of our business.  They have verbally indicated their willingness to perform their duties without additional compensation, during the development statge.  However, there is no written agreement, and the officers and directors may decide to award themselves a salary and other  benefits.  The Company does not currently generate revenues, and there is no guarantee that they will do so in the near future.  We do not have sufficient funds available to fully implement our current plan of operations and will be unable to support any salaries or other benefits for management, which will cause us to cease operations.

We could face liability and other costs relating to our storage and use of personal information about our users.

Users provide us with personal information, including credit card information, which we do not share without the user's consent. Despite this policy of obtaining consent, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal or credit card information, we could be subject to liability, including claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, and misuses of personal information, such as for unauthorized marketing purposes. Privacy legislation adopted in several states may further increase this type of liability. Furthermore, we could incur additional expenses if additional regulations regarding the use of personal information were introduced or if federal or state agencies were to investigate our privacy practices.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through September 30, 2014, including a Form 10-K for the year ended September 30, 2014, assuming this registration statement is declared effective before that date. At or prior to September 30, 2014, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on September 30, 2014. If we do not file a registration statement on Form 8-A at or prior to September 30, 2014, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between  the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     *    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     *    comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     *    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     *    disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following July 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $15,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $20,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 58.8% of the outstanding shares of our common stock. If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of directors, officers or affiliates to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to 1% of the outstanding common stock of the issuer..

Our Officers and Directors Currently Own 58.8% Of The Company's Issued and Outstanding Stock.

Presently, the Company's Officers and Directors beneficially own 10,000,000 (58.8%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by the Company shareholders, including the election of directors.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders, and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 7,000,000 shares of common stock through this Prospectus.  They must sell these shares at a fixed price of $0.02 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

USE OF PROCEEDS

We are registering a total of 7,000,000 shares of our common stock for sale by selling shareholders.  No shares are being registered for sale by the Company. The Company will not receive funds from the sale of shares being offered by selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined arbitrarily by us.  The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price, we took into consideration our capital structure.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this Prospectus.  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Not applicable.

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 7,000,000 shares of the common stock offered through this Prospectus.  The shares were sold between October 2013 and March 2014, under two offerings exempt from registration under the Securities Act of 1933 as provided in Rules 504 and 506, respectively under Regulation D as promulgated by the SEC, as detailed below.

Twenty two (22) unaffiliated investors purchased 4,600,000 shares during October 2013 to December 2013, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the SEC. This offering met the requirements of Rule 504 in that (a) the total of funds raised in the offering did not exceed $1,000,000, and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

Seven (7) unaffiliated investors purchased 2,400,000 shares during January 2014 to March 2014, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D as promulgated by the SEC. This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of July 31, 2014, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. None of the selling shareholders is a spouse or minor child of another shareholder.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 17,000,000 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Abat, Relynda	500,000	500,000	0	0
Mendez, Darilis	200,000	200,000	0	0
Doughty, Darcie	100,000	100,000	0	0
Estevez, Roldis	300,000	300,000	0	0
Gasser, Walter	500,000	500,000	0	0
Hay, William	200,000	200,000	0	0
Hay, Jeffrey	300,000	300,000	0	0
Lee, Ken	100,000	100,000	0	0
Levy, Stanley	200,000	200,000	0	0
Lyons, Mary Anne	400,000	400,000	0	0
Mather, Wayne	200,000	200,000	0	0
Matos, Galletano	200,000	200,000	0	0
Matos, Juan	200,000	200,000	0	0
Matos, Yudelvis	200,000	200,000	0	0
Lopez Mendez, Reimundo	200,000	200,000	0	0
Moore, Tyler	200,000	200,000	0	0
Oliveira, Emanuel	50,000	50,000	0	0
Padley, Pearl	100,000	100,000	0	0
Pollard, Brian	500,000	500,000	0	0
Powell, Joshua	300,000	300,000	0	0
Powell, Morgan	300,000	300,000	0	0
Redfern, Blaine	200,000	200,000	0	0
Rose, David	300,000	300,000	0	0
Schneider, Aaron	200,000	200,000	0	0
Sheehy, Susan	150,000	150,000	0	0
Smith, Carol	200,000	200,000	0	0
St. Onge, Samantha	200,000	200,000	0	0
Taylor, David	300,000	300,000	0	0
Valiente, Lissette	200,000	200,000	0	0

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of At Play Vacations, Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The sales price to the public, of $0.02 per share, has been determined by the Company based on the price the shares were sold to the selling shareholders.  The price of $0.02 per share is a fixed price for the duration of the offering or until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company will apply to have its shares of common stock listed on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.02 per share for the duration of this Offering or until the securities are listed for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  Any broker, broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 7,000,000 shares by the selling shareholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001.
Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (August 7, 2013) through September 30, 2013 and our unaudited statements for the period from inception (August 7, 2013) through June 30, 2014, are included in this prospectus.  Sadler, Gibb & Associates LLC, 2455 East Parleys Way, Suite 320, Salt Lake City, Utah 84109, has audited our September 30, 2013, statements.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.
Parsons/Burnett/Bjordhal/Hume, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.
INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

At Play Vacations, Inc. was incorporated in the State of Nevada on August 7, 2013.  Our fiscal year end is September 30.  The company's administrative address is, 2149 Rio De Janeiro Avenue, Punta Gorda, FL 33983. The telephone number is 941-916-1440.

At Play Vacations, Inc. has revenues of $44,376 and had a net loss of $65,395 for the period since inception (August 7, 2013) to June 30, 2014, and had $18,305 of cash on hand at June 30, 2014.  In addition to nominal revenues, we have relied upon the sale of our securities to investors and corporate officers and directors for funding.

At Play Vacations has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  At Play Vacations, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

At Play Vacations, Inc., and its wholly-owned Florida based subsidiary Quality Resort Hotels, Inc., is currently marketing discount vacation packages to sought-after resort destinations throughout North America.   The vacation packages are targeted primarily to families and/or couples over the age of 28 that have an annual household income in excess of $100,000.  The purpose of the demographic targeting is to partner with local real estate developers in each resort that wish to market their offerings to our qualified customers. Real estate developers will often subsidize a guest's vacation, as long as they fit their target demographic and are willing to attend one of their open house presentations. There is no obligation to these presentations, except the guest's time, and the Company is able to offer deeply discounted rates to these customers, in some cases up to 75% off retail for their participation. Qualified customers for timeshare presentations, are couples (married or common law) between the ages of 28-67, with a combined household income of $100,000.  Both members of the couple must attend a 90 minute presentation.  To qualify customers, we have a digital process whereby the customers answer key on-line demographic questions to receive the vacation promotion, and, once purchased, a secondary follow up telephone conversation where our agent again confirms the qualifications.  Once a final booking is made, we include a digital waiver in the confirmation package that the guest must digitally sign.  This ensures our due diligence in case the guest does not show, or does not qualify for the presentation.

At Play Vacations is currently partnered with one developer, Intrawest Resort Club Group.  Intrawest has high-end resorts located in multiple locations. At Play Vacations is leveraging this relationship to similarly offer multiple locations to its customers. At Play Vacations is classified as a vendor for Intrawest, whereby they have agreed to host customers and provide a room subsidy if they attend a presentation. The term of this Agreement commenced on October 10, 2013, and shall continue for the period of one (1) year.  This Agreement shall be automatically renewed for additional consecutive one (1) year terms by and at the option of Developer unless written notice to Vendor thirty (30) days prior to the end of the initial term, or any extension term hereof. See our Vender Agreement, included as Exhibit 10.2 to this Registration Statement.

At Play Vacations is not an exclusive supplier of leads to Intrawest, as they market their own resorts, and they also partner with other marketing companies to generate customers as well. There is no exclusivity.

The Company charges a customer an upfront discount price for the promotional package. This fee is generally 30-40% less than retail and is dependent upon the guest attending the developer presentation.  Once the guest attends the presentation and is qualified, the developer releases the room subsidy that can range from $500-$600 per tour.  If the Company charges the guest less than what the Company pays for the rooms, the difference (and profit) is made up when the developer releases the subsidy for the promotional tour.

In terms of the room rate costs, the Company is responsible to pay for the room and it charges the customer less than it pays.  The difference in these costs is made up by the developer once it releases the room subsidy.  If the guest does not attend the presentation or is not qualified, the developer will not release the room subsidy and the Company would subsequently have to absorb the loss incurred by the uneven room expense; however, at the time of booking, the customer signs a digital waiver guaranteeing their qualifications, so the Company has recourse and charges the customer back the difference.

The costs associated with generating revenue include website maintenance, lead acquisition, closing costs and room costs.

At Play Vacations has partnered with a local resort developer in Whistler BC, Tremblant, Quebec, and Palm Desert, CA, and it plans to partner with other developers across the vacation real estate spectrum.  The concept of 'timeshare' or 'vacation ownership' has evolved into a multi-billion dollar industry, offering a range of products from: vacation weeks, factional memberships, points-based travel, exclusive clubs, and luxury whole ownership.  At Play Vacations' marketing platform is flexible enough to cater to all of these different types of offerings.

Current and future resort destinations are chosen based on their demand.  The focus is on skiing, golf, beach or unique urban destinations that attract a wealth of holiday vacationers. The resorts will also be chosen by their proximity to major markets, either through convenient driving distances or air travel.

At Play Vacations primarily uses the Internet to market its discount packages under the websites AtPlayVacations.com and QualityResortHotels.com.  Vacations are offered at discount rates to guests that are also willing to attend a developer presentation. The discounts are compelling and generate viable customer feedback and interest. The website platforms also give customers the opportunity to book regular vacations as well, vacations that do not require a developer presentation. This function is secondary to the main marketing effort, but does generate residual commissions.   In addition, offering guests the opportunity to book vacations without any presentation obligations also gives us the opportunity to remarket them again at a later date.

At Play Vacations currently receives a commission on regular bookings (those that do not require a developer presentation) at each of its resort destinations. Relationships with property managers in Whistler BC, Tremblant, and Palm Desert provide the customer with a wide selection of rooming options and the Company with a reliable flow of commissions. We do not have a formal agreement with any of these partners, but have established an informal precedent of providing the Company with a commission of between 12-20% per booking.  The rate depends on the size of the unit and the particular property in question. The commissions realized to date represent approximately 20% of the company's revenue.

The At Play Vacations website will be the central marketing engine for the company.  The site is designed to attract prospective travelers, give them a wide range of vacation options, and entice them to purchase our promotional packages. The website is currently under development and is also being optimized in the Toronto market.  The website is also going to be marketed through social media networks, in particular Facebook.  When customers search on-line for discount travel options in our select markets, we will position our advertisements to encourage viewers to visit our website and interact accordingly.

The AtPlayVacations.com website is not complete and is still under construction. It is currently visible to the public as we are trying to age the domain and optimize it. We estimate development to be complete by the end of September, 2014. We expect there will be additional costs of $3,500 to complete.

Ultimately the At Play Vacations and Quality Resort Hotels websites will have similar features and function; however, they are designed for different purposes.  The Quality Resort Hotels website is designed more for a male audience, with toned down graphics and good information, while the At Play Vacations site is geared more to an animated female audience - targeting fun, active, and lifestyle-oriented vacationing.  At Play Vacations will also serve as the flagship brand for the company, while Quality Resorts Hotels will be used more strategically for targeted campaigns such as Google Adwords or banner advertising initiatives.  Both sites are designed to complement each other.

Distribution Methods

Customers are able to purchase their vacations online, or through responding to a 1-800 number. They are given full disclosure on the terms and conditions of their package, and digitally sign off on the qualifications. Payments are taken up front and the guest is given a 14 day pre-arrival window in which to cancel and receive a full refund.  At Play Vacations does not engage in the actual selling of the resort properties; its main function is to sell packages and bring the guests on resort.

Status of Publicly Announced New Products or Services

At Play Vacations currently has the website QualityResortHotels.com in operation, and is in the process of completing AtPlayVacations.com . Vacation packages are being sold into Whistler, BC, Mont Tremblant, Quebec and Palm Desert California. At Play Vacations expects to add Blue Mountain Resorts in Ontario Canada and Costa Rica as a travel options in the fall of 2014. Other resorts may also be added on a case by case basis.

At Play Vacations is planning to add Blue Mountain Resort to its roster this fall, which is another option in the Intrawest Resort Ownership US Corporation network, and is associated with our current and only developer.  The Company is also looking to add non-Intrawest projects in Costa Rica.  Blue Mountain is  just north of Toronto (our main test market), and Costa Rica is a warm weather destination targeted by Canadians and those in the Northeast United States. No formal agreements have been entered into at this point, as Blue Mountain will fall under the existing Intrawest agreement, and Costa Rica partners are still being sourced.

Competitive Business Conditions and Strategy; At Play Vacations' Position in the Industry

At Play Vacations intends to establish itself as a competitive company in the vacations/travel industry.  Competitors include major booking engines/websites, as well as other vacation-ownership companies that are looking to bring customers into their sales centers. The Company is currently small and provides insignificant to no competition to existing businesses as individual developers do offer similar programs to bring guests up for discount stays. At Play Vacations can expand to offer additional resort destinations and discount vacation options.

At Play Vacations has retained the services of call center contractors in each of its resort destinations. They are contractors, not employees. These contractors were chosen based on their industry experience, and are not exclusive to the Company as they provide similar services to other marketing companies.  They generally work part time and commit to a set number of hours per week.  As on-resort representatives, they live and work in the resort community and not for the resort developer. Our experience has demonstrated that if a customer is speaking to a representative who also happens to be in the community in which the resort is located, questions are answered in a way that tends to increase credibility and improve close rates.

Dependence on one or a few major customers

At Play Vacations is currently dependent on one major resort developer, Intrawest Resorts, that has resorts in multiple locations. The majority of our revenues have been generated through bookings with this resort developer.  This does leaves the company vulnerable to adverse decision making that could be outside of its control. Additionally, the loss of our one customer will have a severely detrimental effect on our business.  The Company has started to diversify its developer base and offer packages in new resort destinations and offer rooms independent of this resort developer.

Patents, Trademarks, Licenses, Agreements or Contracts

Other than trade-marking the respective logos and branding, there are no other aspects of the business that require a patent or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Number of Employees

At Play Vacations has no employees, but has retained the services of a couple of customer service contractors.  The officers and director are largely donating their time to the development of the company, and intend to do whatever work is necessary to bring us to viability.  We have no other employees, but do foresee hiring additional customer service contractors as the company expands into other markets.

Plan of Operation

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have generated limited revenues and have limited operating history.  There is no assurance we will ever reach this point.  Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

At Play Vacations is a development stage company that has limited operations, limited revenue, limited financial backing and limited assets.  Our plan is to further develop AtPlayVacations.com and its wholly owned subsidiary QualityResortHotels.com in the Vacation Travel Industry. To achieve these aims, more prospective real estate partners in new resort destinations will be solicited, and the booking engines themselves (websites) will be further refined and improved.

During the first 6 months of operation the Company executed a successful marketing test into the Seattle, WA, Toronto, Ontario, and Great Los Angeles, CA markets. The purpose of the test was to gauge the effectiveness of our internet marketing strategies and determine the strongest markets in which to expand our efforts.  The test consisted of a Google Adwords campaign into all three cities, and well as website optimization.

In the next 12 months, our plan of operations is expected to be as follows:  At Play Vacations website will be complete by September 30, 2014. We expect the cost to complete the website to be $3,500.  The optimization of the website targeting keywords that surround Tremblant, Blue Mountain, and Whistler resorts will be complete by October, 15, 2014, which coincides with the winter season. Blue Mountain resort will be added to the roster of promotional destinations by November of 2014, and our Facebook advertising efforts will also commence during this month as well.  We expect the cost for our advertising and marketing needs to be $14,500

In summary, for the next 12 months of business development, we expect we will require $3,500 for completion of the website, $14,500 for online advertising and social media marketing, and $20,000 for ongoing regulatory fees for a total of $38,000. Funding is currently not available.

The bulk of the effort in the winter of 2014 will be operating the Company and booking vacations.  The high season runs from November of 2014 to April of 2015.

The spring and summer of 2015 will see further optimization and leveraging of the At Play Vacations website in the Toronto market. Additional new markets (and developers) will be integrated into our spring and summer marketing campaigns.

Our Facebook pay per click campaign will also be further utilized in the spring and summer of 2015, using both the At Play Vacations and Quality Resort Hotels websites.

The Company is undertaking a search engine optimization in the Toronto market for keywords that surround the Tremblant, Whistler, and Blue Mountain travel. However, that is no guarantee that the keyword optimization will work as expected as there are risk factors associated with these types of efforts.  Google could change its search algorithms that can upset optimization efforts, or competition for our keywords could be higher than expected.

We will also run strategic PPC (pay per click) campaigns into our three target markets during high season periods.  This equates to Whistler and Tremblant in the summer of 2014, and all three resorts leading into the winter holiday season.  At Play Vacations will also make use of its growing email data base to position special offers during holiday weeks and/or weekends.

As of June 30, 2014, our officers and directors have received $6,000 in management fees, for costs related to developing the business.  Our officers and directors will not receive any further compensation during the development stage and will be donating their time until the Company is generating profits and positive cash flow from operations. We have hired two customer service contractors and plan on hiring more as the demand increases.

If we become a public entity, subject to the reporting requirements of the Exchange Act, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $20,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Reports to Security Holders

Once this Offering is declared effective, At Play Vacations will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding At Play Vacations and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

At Play Vacations' principal business and corporate address is 2149 Rio De Janeiro, Punta Gorda, FL 33983; the telephone number is 941-916-1440.  The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

At Play Vacations does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 17,000,000 shares of common stock outstanding as of June 30, 2014, 10,000,000 were owned by Messrs. Hay and Martin and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have thirty-two (32) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

After the date this Prospectus is declared effective, 10,000,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.   Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period securities may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.  Our officers and directors own 10,000,000 restricted shares, or 58.8% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

Our transfer agent is ClearTrust, LLC, 16540 Pointe Village Dr, Suite 206, Lutz, FL  33558.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	Three Months Ended June 30, 2104	Nine Months Ended June 30, 2014	From Inception (August 7, 2013) to June 30, 2014
Total revenue	$2,501	$44,376	$44,376
Gross profit	$1,526	$21,545	$21,545
Total operating expenses	$19,563	$84,787	$86,940
Operating loss	$(18,037)	$(63,242)	$(65,395)
Net loss	$(18,037)	$(63,242)	$(65,395)
Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	17,000,000	15,194,090

	Nine Months Ended June 30, 2014	From Inception (August 7, 2013) to June 30, 2014
Cash used in operating activities	$(55,692)	$(61,695)
Cash provided by financing activities	$70,000	$80,000
Cash and cash equivalents on hand	$18,305	$18,305

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of At Play Vacations, Inc.

Results of Operations

We have generated revenues of $44,376 since inception and have incurred $109,771 in expenses through June 30, 2014.

The following table provides selected financial data about our company as of June 30, 2014 and September 30, 2013.

Balance Sheet Data:	June 30, 2014	September 30, 2013
Cash	$18,305	$3,997
Total assets	$22,244	$7,847
Total liabilities	$7,639	$-
Stockholders' equity	$14,605	$7,847

Our increase in cash of $14,308 can be attributed to proceeds from the issuance of common stock of $70,000 to unaffiliated investors.  Our liabilities increased $7,639 due to an increase in accounts payable.

The following summary of our results of operations, for the three and nine months ended June 30, 2014 and the period from inception (August 7, 2013) to June 30, 2014, should be read in conjunction with our consolidated financial statements, as included at the end of this Prospectus.

	Three Months Ended	Nine Months Ended	August 7, 2013 (Date of inception) through	August 7, 2013 (Date of inception) through
	June 30, 2014	June 30, 2014	June 30, 2014	September 30, 2013
Revenue	$2,501	$44,376	$44,376	$-
Cost of revenue	(975)	(22,831)	(22,831)	-
Gross profit	1,526	21,545	21,545	-
Operating Expenses
Selling, general and administrative	14,466	70,821	71,824	1,003
Professional fees	5,097	13,966	15,116	1,150
Total Operating expenses	19,563	84,787	86,940	2,153
Operating loss	(18,037	(63,242)	(65,395)	(2,153)
Provision for income tax	-	-	-	-
Net Loss	$(18,037)	$(63,242)	$(65,395)	$(2,153)

Revenue

Our revenues are derived from our vacation booking services.  We earned revenues of $2,501, $44,376, and $44,376 for the three months ended June 30, 2014, nine months ended June 30, 2014 and since from inception through June 30, 2014, respectively.  Our revenues commenced in December 2013.

Gross profit

Gross profit is the amount of subtracting our costs directly related to earning our revenue, which are our room rate costs. Our gross profit as a percentage of revenue was 61% and 49% for the three and nine months ended June 30, 2014, respectively.  As our revenues commenced in December 2013, our gross profit is also 49% since inception on August 7, 2013 through June 30, 2014.  We do not have any history or other indicators to compare this return to and do not know if we will be able to continue at this rate of return.

Expenses

Operating expenses for the three and nine month periods ended June 30, 2014, was $19,563 and $84,787, respectively, comprised of $5,097 and $13,966 for professional fees and $14,466 and $70,821for selling, general, and administrative fees, respectively.  Our professional fees are our legal, accounting and other miscellaneous fees that are primarily relate to the costs of forming our company and filing this registration statement. Our professional fees since inception through June 30, 2014, were $15,116.

Our selling, general and administrative expenses are comprised of the following accounts and amounts:

	Three Months Ended	Nine Months Ended	August 7, 2013 (Date of inception) through	August 7, 2013 (Date of inception) through
	June 30, 2014	June 30, 2014	June 30, 2014	September 30, 2013
Advertising	$6,698	$36,916	$36,916	-
Office, supplies and miscellaneous	3,465	9,672	10,675	1,003
Management fees	700	6,025	6,025	-
Website costs	3,603	18,208	18,208	-
Total	$14,466	$70,821	$71,824	$1,003

We have paid $700, 6,025, and $6,025 in management fees to our two officers for the three months ended, nine months ended, and since inception through the period ended June 30, 2014, respectively..  Selling, general and administrative expenses are dominated by advertising and website costs, which we consider as advertising and promotional expenses totaling $10,301, $55,124 and $55,124 for the three and nine months ended June 30, 2014 and from inception to June 30, 2014, respectively.

The primary marketing cost relates to the expense of using Google Adwords pay per click technology to target vacation-related keywords. Given that three markets are being tested in our start-up phase (Seattle, Toronto, and Los Angeles), various cost per click expenses are being incurred. The company also subcontracted the building of the Pay Per Click platform to a professional firm that is expert in the field.  The average cost per month on the PPC campaign was $5,800 through March 31, 2014 and this dropped significantly during the three months ended June 30, 2014 as we reduced our marketing efforts.

The Company is evaluating the PPC (Pay per Click) campaign to determine if it will produce a viable lead.  It appears that Toronto has the lowest per click cost, while LA has the highest. The cost per lead is dictated by the degree of competition in each market. The purpose of the test is to evaluate each market and determine the best one in which to further invest.

Secondary advertising investment would include search engine optimization as well as tradition print advertising campaigns. But again, the test must play out to best determine the best markets in which to invest.

There are also website hosting and maintenance costs totaling $250 per month that must also be placed in the marketing budget.

If we do not raise or generate enough revenues to cover professional fees, estimated to be $20,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and generated limited revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

If we do not raise or generate revenues sufficient to cover professional fees, estimated to be $20,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and At Play Vacations.  During the next year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either our revenues or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the next year of operations.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $18,305 and $3,997 in cash and cash equivalents as at June 30, 2014, and September 30, 2013, respectively.

The Company is required to restrict a portion of cash for potential credit card chargebacks. As at June 30, 2014, the Company classified $3,638 as "accounts receivable and other receivables".

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Accounts Receivable and Other Receivables

The Company's accounts receivable consists of monies held in merchant accounts. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible. The Company does not have an allowance for doubtful accounts.  As of June 30, 2014, the Company had $0 and $3,638 in accounts receivable and other receivables, respectively.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash, Accounts receivable and other receivables, and accounts payable and accrued liabilities. Pursuant to ASC 820, the fair value of the Company's cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the Company's other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended June 30, 2014.

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred. Advertising expense totaled $55,123 for the period ending June 30, 2014.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies at June 30, 2014 and September 30, 2013.

Revenue Recognition

The Company recognizes revenue when it is earned and realizable based on the following criteria: persuasive evidence that an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

The Company offers travel services on a stand-alone and package basis primarily through the merchant model and the agency model.

Under the merchant model, the Company facilitates the booking of hotel rooms and destination services from our travel suppliers and we are the merchant of record for such bookings. Our merchant transactions relate to hotel bookings and payments are collected directly from the traveler.  Under the merchant model, because the Company is the primary obligor, the revenue is reported as a gross basis.

Under the agency model, the Company acts as the agent in the transaction, passing reservations booked by the traveler to the relevant travel provider. The Company receives commissions from the travel supplier and/or traveler. Under the agency model, because the Company is not the primary obligor, the revenue is reported as a net basis.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company's financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Michael Hay	45	President, Chief Executive Officer (CEO),
25860 Aysen Drive		Chief Financial Officer (CFO), Treasurer, and Director
Punta Gorda, FL 33954

Jake Martin	29	Secretary & Director
409 Luff Lane Redwood Shores, CA, 94065

Michael Hay has held the positions of president, CEO, CFO, treasurer, and Director since inception on August 7, 2013.  Jake Martin held the positions of secretary and Director since inception on August 7, 2013. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Michael Hay, the President and Director of the Company, currently devotes up to 30 hours per week to Company matters.  Jake Martin, our Secretary and Director, currently devotes up to 30 hours per week to Company matters.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Michael Hay

Michael Hay is a graduate of the University of Guelph and is a marketing professional with more than 18 years of resort real estate experience.  Since 2013, Michael has been working with At Play Vacations.  He has also worked on other resort marketing projects throughout North America for a number of different real estate developers including Intrawest, Shell Vacations and M Private Residences.  From 1997 to 2006, Michael Hay was the Director of Marketing for Intrawest Resorts at its Whistler location.  Michael was responsible generating local prospects (or tours) for its Whistler location.  Michael also served as the Director of Marketing for Shell Vacations in Whistler from 2006-2007, which is now owned by Wyndham Resorts.  Michael was a full time employee of both of these companies.

Prior to working with At Play Vacations, Michael worked with a marketing firm called What to Do Media from 2008-2012.

Mr. Hay held the position of secretary and as a Director of New Media Insight Group, Inc. (OTCQB: NMED), from May 3, 2010 to December 31, 2012.

Currently Mr. Hay devotes 8 to 10 hours per week as an independent consultant offering marketing and website development to small businesses.

Jake Martin

Jake Martin is a graduate of Evergreen College in Washington State.  From 2009 to 2013, Mr. Martin was employed as Director of SEO at Avvo.com, and from 2013 to present, he is an independent contractor for Intuit Inc. providing SEO services.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former directors or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, directors of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (August 7, 2013) to year ended September 30, 2013, no compensation has been accrued by or paid to

(i)	any individual serving as At Play Vacations' principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	At Play Vacations' two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of At Play Vacations at the end of the period.

The following table sets forth for the fiscal year ended September 30, 2013, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Michael Hay, President, CEO, CFO, Treasurer	2013	0	0	0	0	0	0	0	0

Jake Martin, Secretary	2013	0	0	0	0	0	0	0	0

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and are not considered to be employees of the Company.  No other compensation has been or is planned to be paid.

We have not paid any salaries in 2013, and we do not anticipate paying any salaries at any time during the fiscal year ending September 30, 2014.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the year ended September 30, 2013, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Michael Hay 2149 Rio De Janeiro Avenue Punta Gorda, FL 33983	5,000,000	29.4%

Common	Jake Martin 2149 Rio De Janeiro Avenue Punta Gorda, FL 33983	5,000,000	29.4%

Common	Directors and Officers as a Group (2 individuals)	10,000,000	58.8%

(1)	The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 17,000,000 shares issued and outstanding as of July 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On August 7, 2013, 5,000,000 shares of At Play Vacations' common stock were issued each to Michael Hay and Jake Martin, officers and directors of the Company, at the price of $0.001 per share (a total of 10,000,000 shares of common stock and $10,000).

Messrs. Hay and Martin are our founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Other

The controlling shareholders, are our officers and directors, have indicated that they have considered funding continuing operations during the development stage; however there is no written commitment to this effect and as of this filing no funds have been provided.  The Company is dependent upon the continued support. See Exhibit 10.1.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the management of the Company to use at no charge.

Directors Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•        Unaudited Interim Financial Statements for the period from inception (August 7, 2013) to June 30, 2014

•        Audited Financial Statements for the period from Inception (August 7, 2013) to the period ended September 30, 2013

AT PLAY VACATIONS, INC.
(A Development Stage Company)
Condensed Interim Consolidated Balance Sheets

	June 30,	September 30,
	2014	2013
	(Unaudited)
ASSETS
Current Assets
Cash	$18,305	$3,997
Accounts receivable and other receivables	3,638	-
Prepaid expenses	301	3,850
Total current assets	22,244	7,847

Total Assets	$22,244	$7,847

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$7,639	$-
Total current liabilities	7,639	-

Total Liabilities	7,639	-

Stockholders' Equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized;
0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000,000 shares authorized;
17,000,000 and 10,000,000 shares issued and outstanding, respectively	17,000	10,000
Additional paid-in capital	63,000	-
Deficit accumulated during the development stage	(65,395)	(2,153)
Total stockholders' equity	14,605	7,847

Total Liabilities and Stockholders' Equity	$22,244	$7,847

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

AT PLAY VACATIONS, INC.
(A Development Stage Company)
Condensed Interim Consolidated Statement of Operations
(Unaudited)

			August 7, 2013
	Three Months Ended	Nine Months Ended	(Inception) Through
	June 30, 2014	June 30, 2014	June 30, 2014

Revenue	$2,501	$44,376	$44,376
Cost of Revenue	(975)	(22,831)	(22,831)
Gross Profit	1,526	21,545	21,545

Operating Expenses
Selling, general and administrative	14,466	70,821	71,824
Professional fees	5,097	13,966	15,116
Total Operating Expenses	19,563	84,787	86,940

Loss from Operations	(18,037)	(63,242)	(65,395)

Provision for income taxes	-	-	-

Net Loss	$(18,037)	$(63,242)	$(65,395)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted-average common shares outstanding	17,000,000	15,194,090

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

AT PLAY VACATIONS, INC.
(A Development Stage Company)
Condensed Interim Consolidated Satements of Cash Flows
(Unaudited)

		August 7, 2013
	Nine Months Ended	(Inception) Through
	June 30, 2014	June 30, 2014

Cash flows from operating activities:
Net loss	$(63,242)	$(65,395)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in assets and liabilities:
Accounts receivable and other receivables	(3,638)	(3,638)
Prepaid expenses	3,549	(301)
Accounts payable	7,639	7,639
Net cash used in operating activities	(55,692)	(61,695)

Cash flows from investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	70,000	80,000
Net cash provided by financing activities	70,000	80,000

Net increase in cash and cash equivalents	14,308	18,305
Cash and cash equivalents at beginning of period	3,997	-

Cash and cash equivalents at end of period	$18,305	$18,305

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

AT PLAY VACATIONS, INC.
(A Development Stage Company)
Notes to the Condensed Interim Consolidated Financial Statements
June 30, 2014
(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

At Play Vacations, Inc. (the "Company") is a Nevada corporation incorporated on August 7, 2013.  It is based in Punta Gorda, FL, USA.  The Company incorporated a wholly-owned subsidiary, Quality Resort Hotels, Inc. in Florida on August 8, 2013. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is September 30.

The Company is a development stage company that intends to operate as a vacations company that books on-line travel.  The Company will offer low rates on rooms in popular resort destinations in return for clients to attend marketing presentations from a local real estate developer. To date, the Company's activities have been to offer discount vacation packages to sought-after resort destinations throughout North America, its formation, and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Development Stage Company

The Company is a development stage company as defined by section ASC 915, "Development Stage Entities."  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The Consolidated Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Basis of Consolidation

These financial statements include the accounts of the Company and the wholly-owned subsidiary, Quality Resort Hotels, Inc.  All material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $18,305 and $3,997 in cash and cash equivalents as at June 30, 2014, and September 30, 2013, respectively.

The Company is required to restrict a portion of cash for potential credit card chargebacks. As at June 30, 2014, the Company classified $3,638 as "accounts receivable and other receivables".

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash, Accounts receivable and other receivables, and accounts payable and accrued liabilities. Pursuant to ASC 820, the fair value of the Company's cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the Company's other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Accounts Receivable and Other Receivables

The Company's accounts receivable consists of monies held in merchant accounts. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible. The Company does not have allowance for doubtful accounts.  As of June 30, 2014, the Company had $0 and $3,638 in accounts receivable and other receivables, respectively.

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred. Advertising expense totaled $55,123 for the period ending June 30, 2014.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended June 30, 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies at June 30, 2014 and September 30, 2013.

Revenue Recognition

The Company recognizes revenue when it is earned and realizable based on the following criteria: persuasive evidence that an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

The Company offers travel services on a stand-alone and package basis primarily through the merchant model and the agency model.

Under the merchant model, the Company facilitates the booking of hotel rooms and destination services from our travel suppliers and we are the merchant of record for such bookings. Our merchant transactions relate to hotel bookings and payments are collected directly from the traveler.  Under the merchant model, because the Company is the primary obligor, the revenue is reported as a gross basis.

Under the agency model, the Company acts as the agent in the transaction, passing reservations booked by the traveler to the relevant travel provider. The Company receives commissions from the travel supplier and/or traveler. Under the agency model, because the Company is not the primary obligor, the revenue is reported as a net basis.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company's financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at June 30, 2014, the Company has a net loss from operations of $63,242 and an accumulated deficit of $65,395. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2014.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 50,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as at June 30, 2014 and September 30, 2013.

Common Shares

The Company has authorized 150,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (August 7, 2013) to June 30, 2014, the company has issued a total of 17,000,000 common shares as follows:

•	On August 7, 2013, the company issued to its founders 10,000,000 shares of common stock at $0.001 per share for $10,000 cash.
•	During October 2013 to June 30, 2014, the Company issued, to unaffiliated investors, 7,000,000 shares of common stock at $0.01 per share for $70,000 cash.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 -SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on the Company's evaluation no events have occurred that require disclosure.

AT PLAY VACATIONS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period of August 7, 2013 (Date of Inception) to September 30, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
At Play Vacations, Inc.
(Development Stage Company)

We have audited the accompanying consolidated balance sheet of At Play Vacations, Inc. (the Company) as of September 30, 2013 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and for the cumulative period from August 7, 2013, (date of inception) through September 30, 2013.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of  as of , and the results of their operations and cash flows for the year then ended and for the cumulative period from August 7, 2013 (date of inception) through September 30, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had accumulated losses of $2,153 for the period from inception through which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
November 8, 2013

AT PLAY VACATIONS, INC. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet

September 30,
2013

ASSETS
Current Assets
Cash	$3,997
Prepaid expenses	3,850
Total current assets	7,847

Total Assets	$7,847

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$-
Total current liabilities	-

Total Liabilities	-

Stockholders' Equity
Preferred stock,$0.001 par value; 50,000,000 shares authorized;
0 shares issued and outstanding	-
Common stock, $0.001 par value; 150,000,000 shares authorized;
10,000,000 issued and outstanding	10,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(2,153)
Total stockholders' equity	7,847

Total Liabilities and Stockholders' Equity	$7,847

The accompanying notes are an integral part of these consolidated financial statements.

AT PLAY VACATIONS, INC. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Operations

August 7, 2013
(Inception) Through
September 30, 2013

Revenue	$-

Operating Expenses
Selling, general and administrative	1,003
Professional fees	1,150
Total Operating Expenses	2,153

Loss from Operations	(2,153)

Provision for income taxes	-

Net Loss	$(2,153)

Basic and diluted net loss per common share	$(0.00)

Basic and diluted weighted-average common shares outstanding	10,000,000

The accompanying notes are an integral part of these consolidated financial statements.

AT PLAY VACATIONS, INC. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity
For the Period of Inception (August 7, 2013) to September 30, 2013

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Number of shares	Amount	Capital	Stage	Equity

Balance - August 7, 2013 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.001 per share, August 7, 2013	10,000,000	10,000	-	-	10,000

Net loss	-	-	-	(2,153)	(2,153)
Balances - September 30, 2013	10,000,000	$10,000	$-	$(2,153)	$7,847

The accompanying notes are an integral part of these consolidated financial statements.

AT PLAY VACATIONS, INC. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Cash Flows

August 7, 2013
(Inception) Through
September 30, 2013

Cash flows from operating activities:
Net income (loss)	$(2,153)
Adjustments to reconcile net income (loss) to net
cash provided (used) in operating activities:
Changes in assets and liabilities:
Prepaid expenses	(3,850)
Net cash provided by (used in) operating activities	(6,003)

Cash flows from investing activities:
Purchase of equipment	-
Net cash used in investing activities	-

Cash flows from financing activities:
Proceeds from issuance of common stock	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	3,997
Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$3,997

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-

The accompanying notes are an integral part of these consolidated financial statements.

AT PLAY VACATIONS, INC. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements
From August 7, 2013 (Inception) through September 30, 2013

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

At Play Vacations, Inc. (the "Company") is a Nevada corporation incorporated on August 7, 2013.  It is based in Punta Gorda, FL, USA.  The Company incorporated a wholly-owned subsidiary, "Quality Resort Hotels, Inc." in Florida on August 8, 2013. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is September 30.

The Company is a development stage company that intends to operate as a vacations company that books on-line travel. The Company will offer low rates on rooms in popular resort destinations in return for clients to attend marketing presentations from a local real estate developer.  To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, "Development Stage Entities."  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Consolidation

These financial statements include the accounts of the Company and the wholly-owned subsidiary, Quality Resort Hotels, Inc.  All material intercompany balances and transactions have been eliminated.

Basis of Presentation

The Consolidated Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $3,997 in cash and cash equivalents as of September 30, 2013.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash, accounts payable and accrued liabilities, accrued compensation, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended September 30, 2013.

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred.  Advertising expense totaled $986 for the period ending September 30, 2013.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of September 30, 2013.

Revenue Recognition

The Company recognizes revenue when it is earned and realizable based on the following criteria: persuasive evidence that an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

The Company offers travel services on a stand-alone and package basis primarily through the merchant model and the agency model.

Under the merchant model, the Company facilitates the booking of hotel rooms and destination services from our travel suppliers and we are the merchant of record for such bookings. Our merchant transactions relate to hotel bookings and payments are collected directly from the traveler.  Under the merchant model, because the Company is the primary obligor, the revenue is reported as a gross basis.

Under the agency model, the Company acts as the agent in the transaction, passing reservations booked by the traveler to the relevant travel provider. The Company receives commissions from the travel supplier and/or traveler. Under the agency model, because the Company is not the primary obligor, the revenue is reported as a net basis.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of September 30, 2013, the Company has a net loss from operations of $2,153, an accumulated deficit of $2,153 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2014.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 50,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as of September 30, 2013.

Common Shares

The Company has authorized 150,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (August 7, 2013) to September 30, 2013, the company has issued a total of 10,000,000 common shares for $10,000 cash, to its founders.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:
September 30, 2013
Income tax expense at statutory rate	$(731)
Valuation allowance	731
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

September 30, 2013
NOL Carryover	$731
Valuation allowance	(731)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $2,153 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.  Net operating loss carry forwards begin to expire in 2033.

NOTE 6 -SUBSEQUENT EVENTS

Subsequent to September 30, 2013 and through November 5, 2013, the Company issued to unaffiliated investors 3,400,000 common shares at $0.01 per share for $34,000 cash.

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no other events have occurred that require disclosure.